UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          February 23, 2011

Lithia Motors, Inc.

(Exact Name of Registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-21789 (Commission File Number)	93 - 0572810 (IRS Employer Identification No.)

360 E. Jackson Street Medford, Oregon 97501 (Address of Principal Executive Office)

Registrant's telephone number including area code 541-776-6868

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition.

            On February 23, 2011, Lithia Motors, Inc. issued a press release announcing financial results for the 2010 4th quarter and year end.  A copy of the press release is attached as Exhibit 99.1. The company is also providing a copy of it’s Fourth Quarter 2010 Company Slide Deck Update as Exhibit 99.2.

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The Board of Directors approved the implementation of a Non-Qualified Deferred Compensation and Long-Term Incentive Plan (“Plan”) for a select group of management or highly compensated employees, which includes its Senior Management Team.  The purpose of the Plan is to create a competitive compensation package that provides a cost effective retirement program to recruit and retain key personnel.

The Plan will permit eligible executives to defer a portion of their compensation and also provides for discretionary contributions to be made by the Company. The Company intends to use corporate owned life insurance to fund its Obligations under the Plan. Balances in the Plan will receive a guaranteed rate of return at a rate determined annually by the Compensation Committee. The participants receiving Company contributions as well as the amounts of such contributions are determined by the Compensation Committee in its complete discretion based on the Company’s operating performance for the prior year and other quantitative and qualitative factors.

 Four of our five current “named executive officers”, Sidney B. DeBoer, Bryan B. DeBoer, Brad Gray and Chris Holzshu, are each eligible to participate in the Plan.  For each participating named executive officer other than Sidney B. DeBoer, Company contributions each year will be determined as a percentage of their respective compensation and may range from 1% to 40% of base salary for the President, and 1% to 32% of base salary for the other named executive officers. Company contributions for 2011 for eligible executives other than Sidney B. DeBoer will vest over a graded seven years and will be paid out over a 10 year period after retirement, with partial acceleration on early retirement between age 62-64 and full acceleration at retirement at age 65 or on change in control. Discretionary contributions for Sidney B. DeBoer will vest over one year and will be paid out over a 10 year period beginning on separation of service or age 72, which ever first occurs. The initial Company contribution for Sidney B. DeBoer is $975,000, which is in lieu of receiving additional stock-based compensation or any increase in base compensation.  This change in compensation allows the Company to formalize succession planning of the Chief Executive Officer position.

Item 9.01      Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable
(d)	Exhibits.
99.1 Press Release 99.2 Fourth Quarter 2010 Company Slide Deck Update

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2011	By:	LITHIA MOTORS, INC. (Registrant) /s/ Kenneth E. Roberts Kenneth E. Roberts Assistant Secretary